UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 17, 2013

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2013, Dennis P. Hido became the Corporate Controller and Principal Accounting Officer of SIFCO Industries, Inc. (the “Company”). Mr. Hido, 49, was previously the Chief Financial Officer and Director of Operations for Henry Schein Medical Systems and also served as the Controller for PTC Alliance.

Mr. Hido replaces former Corporate Controller and Principal Accounting Officer, Remigijus H. Belzinskas, who assumed other non-executive responsibilities at the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 17, 2013, the Company held its Annual Meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated November 30, 2012 and filed with the Securities and Exchange Commission were voted on at our Annual Meeting of shareholders and the results of such voting is indicated below.

1.	The seven (7) nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2014, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Non Votes
Jeffrey P. Gotschall	4,271,179	104,404	630,276
Michael S. Lipscomb	4,311,244	64,339	630,276
Donald C. Molten Jr.	4,271,258	104,325	630,276
John G. Chapman, Sr.	4,295,442	80,141	630,276
Alayne L. Reitman	4,274,527	101,056	630,276
Norman E. Wells, Jr.	4,293,249	82,334	630,276
Hudson D. Smith	4,285,261	90,322	630,276

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2013. Voting results on this proposal were as follows:

For	4,931,749
Against	28,235
Abstain	45,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)

Date: January 23, 2013	/s/ Catherine M. Kramer
Catherine M. Kramer
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)